EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 33-99764, 33-41474, 333-50298 and 333-111513) and Form S-3 (File No. 333-130111) of Transatlantic Holdings, Inc. of our report dated March 15, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 15, 2006